UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2000

The Regency Group Limited, Inc.
(Exact name of Registrant as specified in charter)

Nevada	0-26687	88-0416790
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)
7373 E. Doubletree Ranch Rd., Ste. 200, Scottsdale, AZ	85258
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (480) 767-6178

201 Lomas Santa Fe, Suite 340, Solana Beach, California 92075

(Former name or former address, if changed, since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The registrant has engaged G. Brad Beckstead, CPA as its principal accountant to replace its former principal accountant, James E. Slayton, CPA. The decision to change accountants was approved by the Audit Committee of the registrant. Neither of the reports of the former principal accountants on the financial statements for the period ending April 7, 1999 contained an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principles. During the audited period ending April 7, 1999 and the subsequent interim period through March 16, 2000, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused him to make reference to the subject matter of the disagreements in connection with his report. During the audited period ending April 7, 1999 and the subject interim period, the registrant has not consulted G. Brad Beckstead, CPA regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

Date: March 22, 2000

The Regency Group Limited, Inc.

By: ______________________________

/s/H. Steven Bonenberger, Director